Exhibit 24.1

POWER OF ATTORNEY

     Each of the undersigned, being a director and/or officer of BB&T Corporation (the “Company”), hereby nominates, constitutes and appoints John A. Allison IV, Christopher L. Henson and M. Patricia Oliver, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), (i) a Registration Statement on Form S-8 relating to the issuance of additional shares of the Company’s common stock, $5.00 par value per share (the “Common Stock”), in connection with the BB&T Corporation 401(k) Savings Plan (the “401(k) Plan Registration Statement”), (ii) a Registration Statement on Form S-8 relating to the issuance of additional shares of the Company’s Common Stock in connection with the BB&T Corporation 2004 Stock Incentive Plan (the “Stock Incentive Plan Registration Statement”), and (iii) a Registration Statement on Form S-3 relating to the issuance of additional shares of the Company’s Common Stock in connection with the Dividend Reinvestment Plan of BB&T Corporation (the “DRIP Registration Statement” and together with the 401(k) Plan Registration Statement and the Stock Incentive Plan Registration Statement the “Registration Statements”), and to file any and all amendments, including post-effective amendments, to the Registration Statements (and to file any subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to any of the Registration Statements), making such changes in the Registration Statements as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

     This Power of Attorney has been signed by the following persons in the capacities indicated on October 23, 2007.

/s/ John A. Allison IV		/s/ Christopher L. Henson
Name:	John A. Allison IV	Name:	Christopher L. Henson
Title:	Chairman of the Board and	Title:	Senior Executive Vice President
	Chief Executive Officer		and Chief Financial Officer
	(principal executive officer)		(principal financial officer)

/s/ Edward D. Vest		/s/ Jennifer S. Banner
Name:	Edward D. Vest	Name:	Jennifer S. Banner
Title:	Executive Vice President and	Title:	Director
Corporate Controller (principal
accounting officer)

/s/ Anna R. Cablik		/s/ Nelle Ratrie Chilton
Name:	Anna R. Cablik	Name:	Nelle Ratrie Chilton
Title:	Director	Title:	Director

/s/ Ronald E. Deal		/s/ Tom D. Efird
Name:	Ronald E. Deal	Name:	Tom D. Efird
Title:	Director	Title:	Director

/s/ Barry J. Fitzpatrick		/s/ L. Vincent Hackley
Name:	Barry J. Fitzpatrick	Name:	L. Vincent Hackley
Title:	Director	Title:	Director

/s/ Jane P. Helm		/s/ John P. Howe III, M.D.
Name:	Jane P. Helm	Name:	John P. Howe III, M.D.
Title:	Director	Title:	Director

/s/ James H. Maynard		/s/ Albert O. McCauley
Name:	James H. Maynard	Name:	Albert O. McCauley
Title:	Director	Title:	Director

/s/ J. Holmes Morrison		/s/ Nido R. Qubein
Name:	J. Holmes Morrison	Name:	Nido R. Qubein
Title:	Director	Title:	Director

/s/ E. Rhone Sasser
Name:	E. Rhone Sasser
Title:	Director